Exhibit 99.1

TAYLOR MORRISON ANNOUNCES PRICING TERMS OF CASH TENDER OFFER FOR ANY AND ALL OUTSTANDING 5.875% SENIOR NOTES DUE 2027

SCOTTSDALE, Ariz., November 7, 2025 — Taylor Morrison Home Corporation (NYSE: TMHC) (“TMHC”) today announced the pricing terms of the previously announced cash tender offer (the “Offer”), by its wholly owned subsidiary, Taylor Morrison Communities, Inc. (the “Offeror”), to purchase any and all of the Offeror’s outstanding 5.875% Senior Notes due 2027 (the “Notes”). The Offer is made pursuant to an Offer to Purchase and a related Notice of Guaranteed Delivery, each dated November 3, 2025, which set forth the complete terms and conditions of the Offer.

Certain information regarding the Notes and the terms of the Offer is summarized in the table below.

Issuer	Title of Security	CUSIP Numbers(2)	Principal Amount Outstanding	U.S. Treasury Reference Security	Reference Yield	Bloomberg Reference Page	Fixed Spread (basis points)	Purchase Price per $1,000 Principal Amount of Notes
Taylor Morrison Communities, Inc.	5.875% Senior Notes due 2027(1)	87724RAA0 and U8760NAA7	$500,000,000	4.250% UST due March 15, 2027	3.599%	FIT4	50	$1,023.07

(1)	The Notes are callable at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest, starting on March 15, 2027.
(2)

No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this press release or printed on the Notes. They are provided solely for the convenience of holders of the Notes.

The purchase price for each $1,000 principal amount of Notes validly tendered (the “Purchase Price”), and not validly withdrawn, and accepted for purchase pursuant to the Offer was determined in the manner described in the Offer to Purchase by reference to the fixed spread specified above, plus the yield to maturity based on the bid-side price of the U.S. Treasury Reference Security specified above, as quoted on the Bloomberg Bond Trader FIT4 series of pages at 2:00 p.m., New York City time, on November 7, 2025, the date on which the Offer is currently scheduled to expire. The Purchase Price was based on a yield to March 15, 2027, and assuming the Notes are redeemed on March 15, 2027, at the specified redemption price for such date of 100.000% of the principal amount, as described in the Offer to Purchase.

In addition to the Purchase Price, holders whose Notes are purchased pursuant to the Offer will also receive accrued and unpaid interest thereon from the last interest payment date up to, but not including, the initial payment date for the Offer, which is expected to be November 10, 2025, assuming the Offer is not extended or earlier terminated. The payment date for any Notes tendered pursuant to the guaranteed delivery procedures described in the Offer to Purchase is expected to be November 13, 2025, assuming the Offer is not extended or earlier terminated.

The Offer is scheduled to expire at 5:00 p.m., New York City time, on November 7, 2025, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Expiration Time”). Tendered Notes may be validly withdrawn at any time (i) prior to the earlier of (x) the Expiration Time and (y) if the Offer is extended, the tenth business day after commencement of the Offer, and (ii) after the 60th business day after the commencement of the Offer, if for any reason the Offer has not been consummated within 60 business days after commencement. Holders of Notes must validly tender and not validly withdraw their Notes (or comply with the procedures for guaranteed delivery) before the Expiration Time to be eligible to receive the consideration for their Notes. Guaranteed deliveries will expire at 5:00 p.m., New York City time, on November 12, 2025, unless the Expiration Time is extended.

There can be no assurance that any Notes will be purchased. The Offer is conditioned upon the satisfaction of certain conditions as set forth in the Offer to Purchase. The Offer is not conditioned on any minimum amount of Notes being tendered. The Offeror expects to pay for the Notes purchased in the Offer with the proceeds from a contemporaneous senior notes offering and cash on the balance sheet.

To the extent the Offer is completed but the Offeror purchases less than all of the outstanding Notes in the Offer, the Offeror intends to redeem any and all outstanding Notes. Concurrently with the launch of the Offer, the Offeror issued a conditional notice of redemption to redeem any Notes that remain outstanding following the Offer, on or around December 2, 2025 (as such date may be extended to satisfy the condition to such redemption, which is receipt of funds from a senior notes offering in an amount, together with cash on hand, sufficient to redeem or repurchase all of the Notes, the Offeror’s 6.625% Notes due 2027 and the 6.625% Notes due 2027 issued by William Lyon Homes, Inc. (a wholly owned subsidiary of the Offeror) (the “Redemption Condition”)) with a portion of the net proceeds from such senior notes issuance, at the make-whole redemption price, plus accrued and unpaid interest to, but not including, the redemption date, in accordance with the terms of the indenture governing the Notes. This press release does not constitute a notice of redemption or an offer to purchase the Notes not purchased in the Offer.

The Offer may be amended, extended, terminated or withdrawn in the Offeror’s sole discretion. There is no assurance that the Offer will be subscribed for in any amount.

The Offeror has retained J.P. Morgan Securities LLC to serve as the exclusive dealer manager for the Offer and D.F. King & Co., Inc. to serve as the tender agent and information agent for the Offer. Questions regarding the terms of the Offer may be directed to J.P. Morgan Securities LLC by calling (866) 834-4666 (toll-free) or (212) 834-7489 (collect). Requests for documents should be directed to D.F. King & Co., Inc. by calling (212) 269-5550 (banks and brokers) or (800) 283-9185 (all others) or emailing TMHC@dfking.com. Copies of the Offer to Purchase and Notice of Guaranteed Delivery are also available at the following web address: www.dfking.com/TMHC.

None of TMHC, the Offeror, the dealer manager, the depositary, the tender agent nor the information agent makes any recommendation to any holder whether to tender or refrain from tendering any or all such holder’s Notes, and none of them have authorized any person to make any such recommendation. Holders are urged to carefully evaluate all information in the offer documents, consult their own investment and tax advisors and make their own decisions whether to tender notes.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any notes or any other securities. In addition, this press release is not an offer to sell or the solicitation of an offer to buy any securities issued in connection with any contemporaneous notes offering, nor shall there be any offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Taylor Morrison

Headquartered in Scottsdale, Arizona, Taylor Morrison is one of the nation’s leading homebuilders and developers. We serve a wide array of consumers from coast to coast, including first-time, move-up, luxury and resort lifestyle homebuyers and renters under our family of brands—including Taylor Morrison, Esplanade and Yardly. From 2016-2025, Taylor Morrison has been recognized as America’s Most Trusted® Builder by Lifestory Research.

Forward-Looking Statements

This press release includes “forward-looking statements” including statements regarding the expected terms and timing of the senior notes offering and the Offer and the intended use of proceeds from the senior notes offering. These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “will,” “can,” “could,” “might,” “should” and similar expressions identify forward-looking statements, including statements related to expected financial, operating and performance results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect TMHC’s business in the future. A detailed discussion of such risks and uncertainties is included in TMHC’s Form 10-K, on file with the Securities and Exchange Commission, in the section titled “Risk Factors,” as updated in our subsequent reports filed with the Securities and Exchange Commission. Any forward-looking statement made in this press release is based only on currently available information and speaks only as of the date on which it is made. TMHC undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.

For information:

CONTACT:

Mackenzie Aron, VP Investor Relations

(407) 906-6262

investor@taylormorrison.com